UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2014 (July 31, 2014)

QUOTIENT LIMITED

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-36415	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pentlands Science Park Bush Loan, Penicuik, Midlothian EH26 OPZ, United Kingdom	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-44-0131-445-6159

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2014, Quotient Limited (the “Company”) appointed Sarah A. O’Connor to its Board of Directors (the “Board”). Ms. O’Connor will also serve on the Board’s Nominating and Corporate Governance Committee.

Ms. O’Connor, 54, served as the Senior Vice President, Strategic Development and Chief Legal Officer of Arch Chemicals, Inc., a global biocides company, where she was responsible for the company’s legal and strategic development functions, as well as enterprise risk management and government relations, from September, 2009 to October, 2011. Ms. O’Connor was Arch Chemicals, Inc.’s Vice President and General Counsel from February 1999 to September 2009. During this period Ms. O’Connor also had responsibility for Arch Chemicals’ Regulatory Affairs function. Prior to joining Arch Chemicals, Ms. O’Connor was an attorney in the legal departments of American Home Products Corporation and the Reader’s Digest Association. From September, 2012 to May, 2014, Ms. O’Connor was an adjunct professor at Mercy College and is a member of the school’s Development Committee. Ms. O’Connor received a B.S. in Business Administration from Mercy College, a J.D. from Fordham University School of Law and an MBA from Columbia University.

In connection with her appointment, Ms. O’Connor will receive, effective August 6, 2014, share options to purchase 10,800 of the Company’s ordinary shares at an exercise price of $9.26, which is the closing price of the Company’s ordinary shares on August 5, 2014. The share options will vest and become exercisable in three equal annual installments beginning August 5, 2015. In connection with her service on the Board and the Nominating and Corporate Governance Committee, Ms. O’Connor will receive a cash retainer and have business expenses reimbursed, if any, that our non-employee directors that are unaffiliated with our significant shareholders are eligible to receive and have reimbursed under our director compensation program, as described in our Annual Report on Form 10-K for the year ended March 31, 2014. Ms. O’Connor has also entered into an indemnification agreement and a letter of appointment with the Company, each in substantially the same form the Company’s other directors have entered, which forms are filed as exhibits to Amendments No. 4 (filed April 14, 2014) and No. 5 (filed April 14, 2014), respectively, to the Company’s Registration Statement on Form S-1 (Registration No. 333-194390).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUOTIENT LIMITED

By:	/s/ Paul Cowan
	Name:	Paul Cowan
	Title:	Chief Executive Officer

Date: August 6, 2014